UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2017

MERCER INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation or organization)

000-51826	47-0956945
(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8

(Address of Office)

(604) 684-1099

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On August 2, 2017, Jimmy Lee, Executive Chairman of Mercer International Inc. (the “Corporation”), adopted a written sales plan with a broker in accordance with Rule 10b5-1 (“Rule 10b5-1”) of the Securities Exchange Act of 1934, as amended (the “Plan”) for the sale of up to 500,000 shares of common stock, par value $1.00, of the Corporation.

Sales under the Plan will be based upon pre-established stock price thresholds, will be subject to weekly volume limits and may continue until the earlier of one year from the date of the plan or the sale of all of the shares subject to the Plan.

Rule 10b5-1 permits officers, directors and other insiders of public companies to adopt pre-arranged trading plans when they are not in possession of material, non-public information. Using these plans, insiders may gradually diversify their investment portfolios, spreading stock trades over a period of time regardless of any material non-public information they may receive after adopting the plan. In accordance with Rule 10b5-1, Mr. Lee will have no discretion over sales under the Plan.

Once executed, sales under the Plan will be disclosed publicly through filings with the Securities and Exchange Commission, as required. Except as may be required by law, the Corporation does not undertake any obligation to report Rule 10b5-1 trading plans that may be adopted by any of its officers, directors or stockholders in the future, or to report any modifications or terminations of any publicly announced plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ David M. Gandossi
David M. Gandossi Chief Executive Officer and President

Date: August 3, 2017